EXHIBIT 99.1

          Press Release for FirstBank NW Corp. dated April 22, 2003.

FIRSTBANK NW CORP.                                      CONTACT: Larry K. Moxley
P. O. Box 996                                                    Exec. VP & CFO
LEWISTON, ID  83501                                              (208) 746-9610


NEWS RELEASE
================================================================================

         FIRSTBANK NW CORP. REPORTS FISCAL YEAR END NET INCOME UP 16.7%,
         ---------------------------------------------------------------

                       ASSET GROWTH OF 8% TO $332 MILLION;
                       -----------------------------------

           DECLARES REGULAR QUARTERLY CASH DIVIDEND OF $0.15 PER SHARE
           -----------------------------------------------------------

LEWISTON, ID - April 22, 2003 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported fiscal year 2003 was highlighted by continued loan growth, loan portfolio diversification, and a 16.7% increase in net income to $2.772 million in fiscal year 2003 compared with $2.376 million in fiscal year 2002. "During fiscal year 2003, we continued our performance record of growth and increased income," said Clyde E. Conklin, President and Chief Executive Officer. "This past year continued to be a difficult environment considering the sluggish economy and declining interest rates. We managed through these challenges and continued to produce asset growth and net income growth consistent with our long term plan to build shareholder value," continued Conklin.

On April 17, 2003, the Board of Directors for FirstBank NW Corp. declared a regular quarterly cash dividend of $0.15 per common share. The dividend will be paid on May 29, 2003 to shareholders of record as of May 15, 2003. This is the twenty-third consecutive regular quarterly cash dividend since FirstBank's conversion to the stock form of ownership in July 1997. Including this dividend to be paid, total dividend payout is $0.57 per share or 27.5% of the diluted earnings of $2.07 per share.

Net income benefited from both an improved net interest margin and non-interest income. The net interest margin was $11.9 million for the twelve months ended March 31, 2003, compared to $10.3 million for the same period ending March 31, 2002. Net interest income, before loan loss allowances, increased 15.5% for the twelve-month period. According to Larry K. Moxley, Chief Financial Officer, "the net interest margin benefited from loan growth and reduced interest expense. Additionally, non-interest income increased from $4.0 million for the twelve-month period ending March 31, 2002 to $4.4 million for the same period ending March 31, 2003. The primary driver of the increase was from gain on sale of loans and service fees. The non-interest income performance was impacted by the write down of mortgage servicing rights valuation of $306,000 during fiscal year 2003. The value of servicing rights currently reflected approximates fair value based on the current interest rate environment."

"We continue to make significant progress towards a balance sheet structure typical to commercial banking," noted Conklin. "The loan portfolio has grown to $257.0 million at March 31, 2003 from $238.1 million at March 31, 2002; a 7.9% increase. Commercial loans represent 42.7%, agricultural loans 10.4%, construction loans 16.8%, consumer loans 10.0%, and residential real estate 20.1%, based on the total portfolio. Construction loans increased according to plan during the year primarily because of the Boise Loan Production Office
(LPO). The construction portfolio increased from $9.9 million at March 31, 2002 to $46.8 million on March 31, 2003. Total construction loans made during fiscal year 2003 were $56 million more than fiscal year 2002, and $50 million of that was from the Boise LPO. Additionally, the Boise LPO produced $14.7 million in term loan volume. We feel very good about our first year in the Boise, Idaho market, and maintain that FirstBank will continue to gain market share," said Conklin. "The Spokane LPO opened in August 2002, and has produced $12.4 million in loan volume during fiscal year 2003. The Spokane market area is one of our largest, therefore we expect a continued increase in our share of that market," continued Conklin.

"Deposit growth was $18.2 million; an increase of 9.3% since last year, and funding from core deposits continue to increase. Core deposits represent 48% of our total branch deposits. Substantially all of our deposit growth in branches last year was in core deposits, which is our primary emphasis" said Moxley. "Additionally, it is important to note that loan growth in fiscal year 2003 was funded by core deposit growth." Other funding sources include Federal Home Loan Bank borrowings, as well as brokered deposit markets.

                                     (more)

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

FBNW Fourth Quarter Results
April 22, 2003
Page Two


Allowance for loan loss reserves increased from $2.56 million on March 31, 2002 to $3.41 million on March 31, 2002. Total reserves are now 1.33% of net loans as of March 31, 2003 versus 1.08% as of March 31, 2002. Reserves were increased to appropriately reflect portfolio loan allocations and the credit risk associated with the slow economy. "Specifically, provisions were increased in fiscal year 2003 to reflect credit risk resulting from the continued economic adversity in the lumber and paper manufacturing sector in which we have a significant concentration of loans in that market segment," noted Conklin.

"Asset quality is good and remains a high priority for FirstBank," continued Conklin. Total non-performing assets on March 31, 2003 were $1.813 million, or 0.55% of total assets, compared with $1.122 million, or .36% of total assets on March 31, 2002. Total non-performing assets were reduced slightly for the fourth quarter of fiscal year 2003, reflecting $1.813 million at March 31, 2003 versus $2.193 million at December 31, 2002. Loan loss allowances to non-performing assets were 188.3% on March 31, 2003 compared with 145.5% on December 31, 2002.

FirstBank NW Corp.'s total assets increased 8.0% to $332.4 million on March 31, 2003 compared to $307.8 million on March 31, 2002. Stockholders equity on March 31, 2003 was $30.0 million compared with $27.8 million on March 31, 2002. The equity ratio was 9.04% at March 31, 2003 compared to 9.03% a year ago. Tangible book value increased to $23.24 per share on March 31, 2003 compared to $20.72 per share last year. At its closing stock price of $24.60 per share on April 21, 2003, shares were selling at just 106% of tangible book and 12 times fiscal year 2003 diluted earnings per share.

"Our confidence in the long term outlook and value of FirstBank is evidenced in our consistent cash dividends paid and stock repurchase programs," said Conklin. "Since July 1998, we have completed repurchases totaling 34.0%, or 686,828 shares of FirstBank NW Corp. stock, of which 4% has been reissued to fund stock benefit plans, for a net repurchase of 30.0%. Stock repurchases are reviewed on a regular basis."

FirstBank's announced purchase of Oregon Trail Financial Corp. and it's subsidiary, Pioneer Bank located in Baker City, Oregon is progressing appropriately and is expected to close within the last quarter of calendar year 2003. "We are very positive about FirstBank's future when considering the acquisition in conjunction with FirstBank's presence in the Boise and Coeur d'Alene, Idaho and Spokane, Washington growth markets," noted Conklin.

Reported net income for the fourth quarter ending March 31, 2003 was $777,000 compared to $573,000 for the same period one year ago; a 35.6% increase. Earnings per share (diluted) for the fourth quarter ending March 31, 2003 was $0.58 per share compared to $0.42 per share for the same period last year. Total asset growth for the fourth quarter was 2.0% to $332.4 million at March 31, 2003, compared to $325.9 million at December 31, 2002.

Net charge-offs for the year ending March 31, 2003 were $182,000 compared with $259,000 for the same period ending March 31, 2002. "We continue to scrutinize our loan portfolio on a regular basis to assure that we maintain credit quality," said Conklin. A majority of charge-offs in fiscal year 2002 occurred in the consumer loan and credit card portfolios. Commercial and agricultural loan charge-offs were very minimal. Loan loss allowances increased from $3.19 million to $3.41 million, or $224,000 for the quarter. "The allowance is consistent with our approach throughout this past year," said Conklin.

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Lewiston, Idaho. FirstBank Northwest operates eight branch locations in northern Idaho and along the Idaho/Washington border, in addition to residential loan centers in Lewiston and Coeur d'Alene, and now also in Boise, Idaho. Salomon Smith Barney has investment centers in FirstBank's downtown Lewiston, Coeur d'Alene and Liberty Lake branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

    Statements concerning future performance, developments or events, concerning expectations regarding expansion opportunities, technology efficiencies, new products and services, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties including interest rate fluctuations, regional economic conditions, competitive factors, and government and regulatory actions that might cause actual results to differ materially from stated expectations.

                                 (tables follow)

                                             FIRSTBANK NW CORP

FINANCIAL HIGHLIGHTS
(unaudited) (in thousands except share and per share data)

                                                              Three Months Ended                   Fiscal Year Ended
                                                                   March 31,                           March 31,
                                                               2003         2002                   2003         2002
                                                            -----------------------             -----------------------
Interest Income                                             $    5,080   $    4,801             $   20,575   $   20,248
Interest Expense                                                 2,042        2,204                  8,710        9,992
Provision for Loan Losses                                          236          369                  1,033        1,064
                                                            ----------   ----------             ----------   ----------
Net Interest Income After Provision  for
    Loan Losses                                                  2,802        2,228                 10,832        9,192
                                                            ----------   ----------             ----------   ----------

Non-Interest Income
  Gain on sale of loans                                            596          385                  2,128        1,782
  Gain on sale of securities, net                                    0           19                      0          194
  Mortgage Servicing Fees                                           42           63                    184          243
  Service fees and charges                                         504          419                  1,913        1,671
  Commission and other                                              39           34                    161          125
                                                            ----------   ----------             ----------   ----------
Total Non-Interest Income                                        1,181          920                  4,386        4,015
                                                            ----------   ----------             ----------   ----------

Non-Interest Expenses
  Compensation and Related Expenses                              1,770        1,526                  7,057        5,922
  Occupancy                                                        327          293                  1,260        1,209
  Other                                                            781          605                  3,076        2,635
                                                            ----------   ----------             ----------   ----------
Total Non-Interest Expense                                       2,878        2,424                 11,393        9,766
                                                            ----------   ----------             ----------   ----------

Income Tax Expense                                                 328          151                  1,053        1,065
                                                            ----------   ----------             ----------   ----------
Net Income                                                  $      777   $      573             $    2,772   $    2,376
                                                            ==========   ==========             ==========   ==========

Basic Earnings per Share                                    $     0.61   $     0.43             $     2.15   $     1.76
Diluted Earnings per Share                                  $     0.58   $     0.42             $     2.07   $     1.70
Proforma Basic Cash Earnings per Share (1)                  $     0.64   $     0.46             $     2.24   $     1.86
Proforma Diluted Cash Earnings per Share (1)                $     0.61   $     0.45             $     2.15   $     1.80
Weighted Average Shares Outstanding- Basic                   1,277,582    1,321,950              1,286,204    1,381,887
Weighted Average Shares Outstanding- Diluted                 1,336,102    1,362,788              1,344,272    1,400,658
Actual Shares Outstanding                                    1,380,992    1,436,392              1,380,992    1,436,392


                                             March 31, 2003       March 31, 2002
                                             -----------------------------------
Total Assets                                    $332,398             $307,840
Cash and Cash Equivalents                       $ 24,741             $ 24,012
Loans Receivable, net                           $257,019             $238,136
Mortgage-Backed Securities                      $  9,618             $ 11,433
Investment Securities                           $ 16,813             $ 12,524
Stock in FHLB, at cost                          $  5,731             $  5,380
Deposits                                        $214,340             $196,123
FHLB Advances & Other Borrowings                $ 81,816             $ 79,722
Stockholders' Equity                            $ 30,064             $ 27,813
Book Value per Share (2)                        $  23.24             $  20.72
FASB 115 Adjustment after Taxes                 $  1,035             $    174
Equity/ Total Assets                                9.04%                9.03%
Tier 1 Capital to Average Assets                    8.41%                8.79%
Risk-based Capital to Risk-Weighted Assets         13.11%               13.47%
Number of full-time equivalent Employees             137                  122

(1) Cash earnings per share exclude management recognition and development plan expense that will continue until September of 2003.
(2) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 3/03--87,311 shares and 3/02 -- 94,321 shares.

FINANCIAL STATISTICS
(ratios annualized)
                                                     Three Months Ended                   Fiscal Year Ended
                                                          March 31,                           March 31,
                                                      2003         2002                   2003         2002
                                                   -----------------------             -----------------------
Return on Average Assets                              0.95%        0.76%                  0.87%        0.82%
Return on Average Equity                             10.35%        8.13%                  9.49%        8.47%
Average Equity/Average Assets                         9.15%        9.39%                  9.16%        9.73%
Average Equity/Average Loans                         11.81%       12.13%                 12.00%       12.48%
Efficiency Ratio (3)                                 66.48%       66.73%                 68.04%       66.57%
Operating Expenses / Average Assets                   3.50%        3.23%                  3.57%        3.39%
Net Interest Margin                                   4.11%        3.87%                  4.16%        3.96%
Average Interest Earning Assets /
    Average Deposits and Other Borrowed Funds       104.76%      113.22%                104.40%      114.05%

                                                              Fiscal Year Ended       Fiscal Year Ended
LOANS                                                           March 31, 2003          March 31, 2002
(unaudited) (in thousands except share and per share data)    -----------------       -----------------

LOAN ORIGINATIONS (4):
  Residential loan centers                                        $ 206,806               $ 112,785
  Consumer loan centers                                              12,861                  16,138
  Agricultural loan centers                                          27,377                  25,229
  Commercial loan centers                                            96,525                  85,517
                                                                  ---------               ---------
    Total Loan Origination                                        $ 343,569               $ 239,669
                                                                  =========               =========

LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                                     $  50,781               $  62,770
  Construction                                                       46,836                   9,870
  Agricultural                                                       15,921                  16,264
  Commercial                                                         68,125                  52,496
                                                                  ---------               ---------
    Total real estate loans                                         181,663                 141,400
                                                                  ---------               ---------

Consumer and other loans:
  Home equity                                                        19,924                  24,832
  Agricultural operating                                             13,000                  12,289
  Commercial                                                         50,603                  55,568
  Other consumer                                                      7,843                   7,924
                                                                  ---------               ---------
    Total consumer and other loans                                   91,370                 100,613
                                                                  ---------               ---------

Loans held for sale-residential real estate                           5,214                   3,650
                                                                  ---------               ---------
Total Loans Receivable                                            $ 278,247               $ 245,663
                                                                  =========               =========

                                                              Fiscal Year Ended       Fiscal Year Ended
                                                                March 31, 2003          March 31, 2002
                                                              -----------------       -----------------
ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                                    $   2,563               $   1,758
Provision for Loan Losses                                             1,033                   1,064
Charge offs (Net of Recoveries)                                        (182)                   (259)
                                                                  ---------               ---------
Balance at End of Period                                          $   3,414               $   2,563
                                                                  =========               =========
Loan Loss Allowance / Net Loans                                        1.33%                   1.08%
Loan Loss Allowance / Non-Performing Loans                           272.90%                 433.67%

(3) Calcuation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(4)  Loan originations are based upon new production.

NON-PERFORMING ASSETS:
                                                              Fiscal Year Ended       Fiscal Year Ended
                                                                March 31, 2003          March 31, 2002
                                                              -----------------       -----------------
Accruing Loans - 90 Days Past Due                                 $       0               $       0
Non-accrual Loans                                                     1,251                     591
                                                                  ---------               ---------
Total Non-performing Loans                                            1,251                     591
Restructured Loans on Accrual                                           442                     107
Real Estate Owned (REO)                                                 120                     424
                                                                  ---------               ---------
Total Non-performing Assets                                       $   1,813               $   1,122
                                                                  =========               =========
Total Non-performing Assets/Total Assets                               0.55%                   0.36%
Loan and REO Loss Allowance as a % of Non-
    Performing Assets                                                188.31%                 228.43%

AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS

                                                               Three Months Ended                   Fiscal Year Ended
                                                                    March 31,                           March 31,
                                                                2003          2002                  2003          2002
                                                             -----------------------             -----------------------
Average Interest Earning Assets:
Average Loans receivable:
Average Mortgage Loans receivable                            $  51,788     $  62,290             $  55,975     $  67,231
Average Commercial Loans receivable                            120,267       102,637               109,559        87,022
Average Construction Loans receivable                           28,296         7,173                19,750         6,659
Average Consumer Loans receivable                               28,727        33,147                31,085        34,657
Average Agricultural Loans receivable                           29,608        27,194                30,894        27,748
Average unearned loan fees and discounts,
    allowance for loan losses, and other                        (4,348)       (3,056)               (3,814)       (2,659)
                                                             ---------     ---------             ---------     ---------
Total Average Loans receivable,net                             254,338       229,385               243,449       220,658
Average Loans Held for Sale                                      5,698         3,010                 6,483         4,195
Average Mortgage-backed securities                              10,113        11,975                10,832        14,036
Average Investment securities                                   16,700        12,361                14,554        12,448
Average Other earning assets                                    19,539        23,864                21,540        17,886
                                                             ---------     ---------             ---------     ---------
Total Average Interest Earning Assets                          306,388       280,595               296,858       269,223
Average Non-Interest Earning Assets                             22,072        19,379                21,880        19,110
                                                             ---------     ---------             ---------     ---------
Total Average Assets                                         $ 328,460     $ 299,974             $ 318,738     $ 288,333
                                                             =========     =========             =========     =========

Average Interest Bearing Liabilities:
Average Passbook, NOW, and money market accounts             $  70,093     $  59,866             $  67,522     $  53,960
Average Certificate of deposits                                109,645       106,880               108,406        98,701
Average Advances from FHLB and other                            84,660        81,080                82,292        83,395
                                                             ---------     ---------             ---------     ---------
Total Average Interest Bearing  Liabilities                    264,398       247,826               258,220       236,056
Average Non-Interest Bearing Deposits                           28,055        19,237                26,140        19,752
                                                             ---------     ---------             ---------     ---------
Average Deposits and Other Borrowed Funds                      292,453       267,063               284,360       255,808
Average Non-Interest Bearing Liabilities                         5,966         4,733                 5,169         4,467
                                                             ---------     ---------             ---------     ---------
Total Average Liabilities                                      298,419       271,796               289,529       260,275
Total Average Equity                                            30,041        28,178                29,209        28,058
                                                             ---------     ---------             ---------     ---------
Total Average Liabilities and Equity                         $ 328,460     $ 299,974             $ 318,738     $ 288,333
                                                             =========     =========             =========     =========

Interest Rate Yield on Earning  Assets                            6.78%         7.01%                 7.10%         7.67%
Interest Rate Expense on Deposits and Other Borrowed Funds        3.09%         3.56%                 3.37%         4.23%
Interest Rate Spread                                              3.69%         3.45%                 3.73%         3.44%
Net Interest Margin                                               4.11%         3.87%                 4.16%         3.96%